EXHIBIT 99.1


                                  NEWS RELEASE


FOR IMMEDIATE RELEASE                           FOR FURTHER INFORMATION CONTACT:
April 22, 2003                                       Michael L. Bowlin, Chairman
                                                                  (505) 266-5985
                                                Rudy R. Miller, Chairman and CEO
                                                                The Miller Group
                                              Investor Relations for the Company
                                                                  (602) 225-0504


                     BOWLIN TRAVEL CENTERS REPORT NET INCOME

                          UP 193% FOR FISCAL YEAR 2003

                             OPERATING INCOME UP 84%


ALBUQUERQUE,  NEW MEXICO, April 22, 2003 -- Bowlin Travel Centers, Inc. (OTC-BB:
BWTL.OB) today reported net income rose 193% to $507,000 or $0.11 per basic and diluted share for fiscal year 2003 compared to net income of $173,000 or earnings per share of $0.04 per basic and diluted share in the prior fiscal year. Operating income increased 84% to $787,000 in the full-year period from $428,000 in the prior fiscal year, a positive reflection of sales incentive programs in place that also improved the company's purchasing power.

"In light of a challenging economic climate and present world events that created volatile gasoline prices and contributed to a general decline in highway travel, we are pleased to be able to report a 193% increase to our bottom line net income. Positioning us for improvement in full-year results was our disciplined attention to controlling costs that increased operating profits by 84% for the year," stated Michael L. Bowlin, chairman, president and chief executive officer. "We were able to reduce our long term debt by $576,000 or 14% to further strengthen an already strong balance sheet. We have a current ratio of 3.1:1 and a strong cash position. We will continue to focus on increasing the company's value for the benefit of our shareholders."

CERTAIN STATEMENTS CONTAINED HEREIN WITH RESPECT TO FACTORS WHICH MAY AFFECT FUTURE EARNINGS, INCLUDING MANAGEMENT'S BELIEFS AND ASSUMPTIONS BASED ON INFORMATION CURRENTLY AVAILABLE, ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS THAT ARE NOT HISTORICAL FACTS INVOLVE RISKS AND UNCERTAINTIES, AND RESULTS COULD VARY MATERIALLY FROM THE DESCRIPTIONS CONTAINED HEREIN. FOR MORE DETAILS ON RISK FACTORS, SEE THE COMPANY'S ANNUAL REPORTS ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q AND OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                            FINANCIAL TABLES FOLLOW:

     The following tables outline the company's financial results for fiscal 2003 and fiscal 2002.


                Condensed Balance Sheets and Statements of Income


                                  BALANCE SHEET

(in thousands)                                            Fiscal Year Ended
                                                             January 31,
                                                     --------------------------

                                                        2003            2002
                                                     ----------      ----------

Cash and cash equivalents                            $    2,416      $    2,671

Other current assets                                      3,555           3,589
                                                     ----------      ----------

         Total Current Assets                             5,971           6,260

Property and equipment, net                               9,167           9,397

Other assets                                              1,245             875
                                                     ----------      ----------

         Total Assets                                $   16,383      $   16,532
                                                     ==========      ==========


Liability and Shareholders' Equity

Current liabilities                                  $    1,933      $    1,977

Long-term debt                                            3,400           3,976

Deferred income taxes                                       590             626
                                                     ----------      ----------
         Total Liabilities                                5,923           6,579


Shareholders' equity                                     10,460           9,953
                                                     ----------      ----------

Total Liabilities and Shareholders' Equity           $   16,383      $   16,532
                                                     ==========      ==========



                                                                       more....

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

                         CONDENSED STATEMENTS OF INCOME
                 (in thousands, except share and per share data)


                                                   THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                      JANUARY 31,                   JANUARY 31,
                                             --------------------------    --------------------------


                                                 2003           2002           2003           2002
                                             --------------------------    --------------------------
Net sales                                    $     5,034    $     4,880    $    22,184    $    23,224

Cost of goods sold                                (3,062)        (3,306)       (14,333)       (15,974)

General and administrative expenses               (1,662)        (1,476)        (6,329)        (6,070)

Depreciation and amortization                       (179)          (183)          (735)          (752)
                                             -----------    -----------    -----------    -----------
Income (loss) from operations                        131            (85)           787            428

Interest expense                                     (49)           (75)          (219)          (401)

Other non-operating income, net                       44             56            237            262
                                             -----------    -----------    -----------    -----------

Income (loss) before income taxes                    126           (104)           805            289

Income tax expense (benefit)                          49            (36)           298            116
                                             -----------    -----------    -----------    -----------

Net income (loss)                            $        77    $       (68)   $       507    $       173
                                             ===========    ===========    ===========    ===========

Earnings (loss) per share:
Basic and diluted                            $      0.02    $     (0.01)   $      0.11    $      0.04
                                             ===========    ===========    ===========    ===========


Weighted average common shares outstanding     4,583,348      4,583,348      4,583,348      4,583,348
                                             ===========    ===========    ===========    ===========



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